UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-10 THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-11
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THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-10

THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT -11

Prudential Retirement Services

30 Scranton Office Park

Scranton, PA  18507-1789

We recently sent you proxy materials regarding the Joint Special Meeting of persons having voting rights with respect to the above-listed Accounts on March 9, 2010 and to notify you that the Joint Special Meeting has been adjourned to April 30, 2010. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help avoid additional costs that are incurred with follow-up mailings and calls to Contractholders/Participants.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your interest now.

After careful review, the Committee of each Account has approved the Proposal and recommends a vote “FOR” the proposal as detailed in your prospectus/proxy statement. A copy of the prospectus/proxy statement is available by calling the toll free number shown below.

1-800-431-9642

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Accounts

April 30, 2010

Joint Special Meeting.

Voting takes only a few minutes. Thank you for your participation in this important matter.

The Accounts have made it very easy for you to vote.  Choose one of the following methods:

•      Speak to a live proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•      Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•      Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•      Mail in your signed proxy card in the envelope provided.